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                                                                EXHIBIT 21.1


                    SUBSIDIARIES OF GATEWAY, INC.

              NAME                                JURISDICTION
              ----                                ------------
  Gateway Companies, Inc.                           Delaware
  Advanced Logic Research, Inc.                      Delaware
  Cowabunga Enterprises, Inc.                       Delaware
  Gateway Japan, Inc.                                 Japan
  Gateway Asia, Inc.                                 Delaware
  Gateway Wonders, Inc.                             Delaware
  Over the Moon Productions, Inc.                     Texas
  Gateway Accessory Stores, Inc.                    Delaware
  Spotware Technologies, Inc.                       Delaware
  Wonderworks, Inc.                                 Delaware
  Gateway International Holdings, Inc.               Delaware
  Gateway 2000 International Ltd.                    Ireland
  Gateway Ireland - Cyprus Branch                    Ireland
  Gateway 2000 Computers, Ltd.                   United Kingdom
  Advanced Logic Research Deutschland GmbH           Germany
  Gateway Nederland B.V.                         The Netherlands
  Gateway France SARL                                France
  Gateway Technologies Espana S.L.                    Spain
  Gateway New Zealand Ltd.                         New Zealand
  Gateway Hong Kong Ltd.                            Hong Kong
  Gateway Singapore Pte Ltd.                        Singapore
  Gateway 2000 Asia Pte Ltd.                        Delaware
  Gateway Malaysia Sdn Bhd                          Malaysia
  Gateway Wholesale Pty.                            Australia
  Gateway 2000 Ireland, Ltd.                         Ireland
  Gateway 2000 Europe                                Ireland
  Gateway Direct L.P.                               Delaware
  Gateway Securities Management, Inc.               Delaware
  Advanced Logic Research International, Ltd.    Virgin Islands
  Amiga International, Inc.                         Delaware
  Gateway Consumer Sales, Inc.                      Delaware
  Gateway Pty Ltd.                                  Australia
  Gateway Canada Corp.                               Canada
  YourBank.com                                        Utah
  Gateway.com L.P.                                  Delaware
  GW Securities LLC                                 Delaware
  Amiga, Inc.                                       Delaware
  Amiga Development, LLC                            Delaware
  Gateway Cyprus, Ltd.                               Ireland